Exhibit 10.38

                     McMoRan EXPLORATION CO.
                      2002 STOCK BONUS PLAN


                            SECTION 1

     Purpose.  The purpose of the McMoRan Exploration Co. 2002
Stock Bonus Plan (the "Plan") is to motivate and reward certain consultants, advisors, and other service providers by giving them a proprietary interest in the Company's continued success.

                            SECTION 2

     Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     "Award" shall mean an award of Shares pursuant to the Plan.

     "Board" shall mean the Board of Directors of McMoRan
Exploration Co. or any committee thereof.

     "Company" shall mean McMoRan Exploration Co.

     "Eligible Recipient" shall mean any individual providing services to the Company or a Subsidiary as a consultant or an advisor, or as an employee, partner or other associate of an entity rendering any such services, who devotes the majority of his or her working time to such services to the Company or a Subsidiary.

     "Participant" shall mean any Eligible Recipient granted an Award under the Plan.

     "SEC" shall mean the Securities and Exchange Commission, including the staff thereof, or any successor thereto.

     "Shares" shall mean the shares of common stock, par value $0.01 per share, of McMoRan Exploration Co. (including any attached Preferred Stock Purchase Rights), and such other securities of the Company or a Subsidiary as the Board may from time to time designate.

     "Subsidiary" shall mean (i) any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a Subsidiary by the Board.

                            SECTION 3

     Administration. The Plan shall generally be administered by the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Board by the Plan, the Board shall have full power and authority to: (i) designate Participants; (ii) determine the number of Shares to be covered by Awards; (iii) determine the terms and conditions of any Award; (iv) interpret and administer the Plan; (v) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and
(vi) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan. In addition to the authority conferred upon the Board herein, the Co-Chairmen of the Board shall have the authority provided in Section 8(c).

                            SECTION 4

     Eligibility. Any Eligible Recipient who is not a member of the Board shall be eligible to be granted an Award.

                            SECTION 5

     (a) Shares Available for Awards. Subject to adjustment as provided in Section 5(b):

          (i) Calculation of Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be 300,000.

          (ii) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist of authorized and unissued Shares or of treasury Shares, including Shares held by the Company or a Subsidiary and acquired in the open market or otherwise obtained by the Company or a Subsidiary. The issuance of Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

          (iii) Use of Shares. Subject to the terms of the Plan and the overall limitation on the number of Shares that may be delivered under the Plan, the Board may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary and the plans or arrangements of the Company or a Subsidiary assumed in business combinations.

     (b) Adjustments. In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Shares, Subsidiary securities, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Board to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board may, in its sole discretion and in such manner as it may deem equitable, adjust the number and type of Shares (or other securities or property) with respect to which Awards may be granted.

                            SECTION 6

     Awards. The Board shall periodically select Eligible Recipients for Awards under the Plan, which Awards shall be commensurate in value to the services provided to the Company or a Subsidiary by the respective Eligible Recipients. The selection of Participants, the number of Shares awarded to Participants and the timing of Awards shall be at the Board's sole discretion.

                            SECTION 7

     Amendments to the Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement with which the Board deems it necessary or desirable for the Company or the Plan to comply.

                            SECTION 8

     (a) Withholding. A Participant may be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), all taxes required by law to be paid or withheld in respect of Awards hereunder to such Participant, if any.

     (b) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions or any restrictions pursuant to Section 8(c) below.

     (c) Restrictions. In addition to the general authority granted to the Board in Section 8(b) above, the Co-Chairmen of the Board, or either one of them acting alone, shall have the authority to require that (i) any Award under the Plan shall be subject to restrictions limiting the transferability of the Shares delivered pursuant to the Award, or (ii) the Shares delivered pursuant to an Award be subject to a vesting schedule. The specific terms of any such restriction or vesting schedule shall be determined by the Co-Chairmen, or either of them, in their or his sole discretion.

    (d) No Limit on other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Shares.

    (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to continue to be retained or engaged by the Company or any Subsidiary or in the employ of any other entity providing services to the Company or a Subsidiary.

    (f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

    (g) Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or otherwise subject the Company to penalty or disadvantage under any law deemed applicable by the board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan shall remain in full force and effect.

   (h)  Consideration for Shares.  The Board shall require
Participants to pay or render such consideration for any Shares awarded hereunder as is required by Delaware law.

  (i) Effective Date of the Plan. The Plan shall be effective as of the date of its approval by the Board.